Media and Marketing Services Agreement

This MEDIA AND MARKETING SERVICES AGREEMENT (this “Agreement”) is dated as of July 19, 2011 (the “Effective Date”) by and between CyberDefender Corporation, a Delaware corporation (“CyberDefender”), and GR Match, LLC, a Delaware limited liability company (“GRM”).  GRM and CyberDefender may each be referred to herein as a “Party” and, collectively, as the “Parties.”

WHEREAS, CyberDefender currently advertises, markets and sells via the Internet a line of antivirus and Internet security products which includes, but is not limited to, those products commonly referred to as CyberDefender Early Detection Center, CyberDefender Registry Cleaner, CyberDefender Identity Protection Services, MaxMySpeed, DoubleMySpeed, MyCleanPC, LiveTech and Online Backup (collectively, the “CyberDefender Products”);

WHEREAS, GRM has expertise in advising companies in direct response media campaigns, including radio and television direct response commercials, to promote various products and services, and in the purchasing of media time in connection with the foregoing;

WHEREAS, CyberDefender and GRM are parties to that certain Media and Marketing Services Agreement dated as of March 24, 2009 (as amended from time to time, the “Prior Agreement”), pursuant to which CyberDefender received from GRM, and GRM provided to CyberDefender, certain media purchasing, production, advertising and marketing services in connection with the advertising, marketing, sale and distribution of the CyberDefender Products on the terms and conditions set forth therein;

WHEREAS, the Parties desire to terminate the Prior Agreement as of the Effective Date;

WHEREAS, CyberDefender has requested that GRM enter into this Agreement that will supersede and replace the Prior Agreement and provide for improved financial terms for CyberDefender;

WHEREAS, CyberDefender desires to continue to receive from GRM, and GRM desires to continue to provide to CyberDefender, certain media purchasing, production, advertising and marketing services in connection with the advertising, marketing, sale and distribution of the CyberDefender Products on the terms and conditions set forth herein;

WHEREAS, GRM’s willingness to enter into and perform under this Agreement is predicated on CyberDefender’s performance of its obligations under the Prior Agreement that expressly survive the termination thereof and of CyberDefender’s payment of any amounts owing to GRM under the Prior Agreement which have accrued on or prior to the termination thereof; and

WHEREAS, in consideration of GRM’s acceptance of and agreement to be bound to the terms of this Agreement, GRM’s obligations under the Prior Agreement shall terminate as of the Effective Date (other than those obligations which expressly survive the termination thereof), and all advancements of Media Placement Costs (as defined below) made by GRM on CyberDefender's behalf after the Effective Date shall be made pursuant to this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the respective agreements, covenants, representations, warranties and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.           Services; Responsibilities of Parties.

1.1           GRM Services. During the Term (as defined below), GRM shall provide the following services (collectively, the “GRM Services”) in connection with the advertising, marketing and sale of the CyberDefender Products:

(i)           Manage and purchase media time on CyberDefender’s behalf for airing of television and radio direct response advertising of the CyberDefender Products as reasonably determined by GRM and in accordance with the budget requirements set forth in Section 2.1 below, taking into account for any particular media the track record of success of such media for similar direct response advertising campaigns (collectively, the “Media Campaign”).  Notwithstanding anything herein to the contrary, GRM may, and CyberDefender may cause GRM to, pause, modify or indefinitely suspend the purchase of media time at any time upon prior notice to and after consultation with the other; provided, however, that (i) in the event that CyberDefender causes GRM to pause or suspend its purchase of media time hereunder upon written notice to GRM, the Term (as defined below) shall be automatically extended as provided in Section 5.1 and (ii) in the event that GRM elects, upon written notice to CyberDefender, to pause or suspend its purchase of media time hereunder for any reason other than based on a breach or default under this Agreement by CyberDefender, then CyberDefender may elect to purchase media on its own until such time that GRM elects to resume purchasing media hereunder.

(ii)           Create, develop, and/or produce (or cause a third party reasonably acceptable to CyberDefender to create, develop, and/or produce) television and radio direct response commercials (“Commercials”) in connection with the advertisement and marketing of the CyberDefender Products.

(iii)           Provide such other production, advertisement and marketing services as agreed to by the Parties in writing from time to time during the Term.

(iv)           So long as Mr. Boris Shimanovsky (“Shimanovsky”) is employed by GRM or any of its Affiliates, GRM shall cause Shimanovsky to provide consulting and advisory services to CyberDefender in connection with CyberDefender’s advertising, marketing, and sale of the CyberDefender Products in substantially the same form, and at substantially the same level of time commitment, as Shimanovsky has provided such services to CyberDefender during the term of the Prior Agreement.

1.2   CyberDefender’s Responsibilities.  During the Term, CyberDefender shall:

(i) License to GRM the right to use the CyberDefender Marks (as defined below) in accordance with the terms and conditions of Section 7.3 below in connection with GRM’s provision of the GRM Services.

(ii) No later than fifteen (15) days prior to the commencement of each month, provide the GRM Representative with a detailed monthly forecast of sales and expenses in connection with the CyberDefender Products (a “Monthly Forecast”), in a format mutually agreed to by the Parties.  The Parties acknowledge that GRM’s ability to perform the GRM Services in a timely and effective manner is contingent upon GRM’s timely receipt of the Monthly Forecast.

(iii) Be responsible for all aspects of running the day to day business of CyberDefender in connection with the advertisement, marketing, sale and distribution of the CyberDefender Products, including, without limitation, managing and operating all inbound call centers, product fulfillment, customer services, and all other aspects of the day to day operations of CyberDefender’s business.

(iv) Promptly notify the GRM Representative (as defined below) of any inquiries or notices received by CyberDefender or any of its employees, agents or representatives from any governmental entity or agency, state attorney general or governmental investigative body, or of any notices of actual third party suits or claims, relating to the CyberDefender Products or CyberDefender’s advertising, marketing, sale or distribution thereof, and deliver a copy of any written correspondence relating thereto, or a summary of any oral inquiry or notice, to the GRM Representative no later than five (5) business days following CyberDefender’s receipt of such correspondence or inquiry.

(v)           At the written request of GRM, apply for, register, and maintain new, separately identifiable Internet website addresses and domain names which will be exclusively used to receive and process orders of CyberDefender Products from customers who respond to the Commercials and any other applicable advertisements included in the Media Campaign (collectively, the “DR Websites”).  CyberDefender shall not, and shall cause its employees and agents and representatives not to, engage in any activities which would cause orders from customers who respond to the Commercials or any other applicable advertisements included in the Media Campaign to be diverted to any Internet websites or other channels of order intake or processing other than the DR Websites.

(vi)           The Parties acknowledge that CyberDefender has established Special Deposit Account #7500004414 with Union Bank, N.A. for the Benefit of GRM (the “Special Deposit Account”) and has granted a security interest in the Special Deposit Account in favor of GRM pursuant to the terms and conditions of that certain Special Deposit Account Control Agreement, dated March 10, 2010, by and among CyberDefender, GRM and Union Bank, N.A. (the “Control Agreement”).  CyberDefender acknowledges and agrees that it shall cause all proceeds from all credit card sales (or any sales by any other electronic form of payment) of CyberDefender Products which are made via the DR Websites to be processed through the Special Deposit Account (after being processed through CyberDefender's merchant account with Litle & Co.) and agrees that it shall not, and shall cause its employees and agents and representatives not to, engage in any activities which would cause such sales of CyberDefender Products which are made via the DR Websites to be processed other than through the Special Deposit Account (after being processed through CyberDefender's merchant account with Litle & Co.).  CyberDefender agrees that it shall provide all documents, filings and information as reasonably requested by Union Bank, N.A. (or any successor bank) or GRM to maintain the Special Deposit Account throughout the Term.  Notwithstanding the termination of the Prior Agreement or anything to the contrary set forth in the Control Agreement, the Control Agreement, and the lien created thereby, shall remain in full force and effect from and after the Effective Date and shall secure the obligations of CyberDefender under this Agreement, with the same priority as immediately prior to the Effective Date.

1.3   Other Provisions Affecting the GRM Services.

(i)           GRM shall designate one (1) representative reasonably acceptable to CyberDefender who shall serve as the primary point of contact for CyberDefender in dealing with GRM in matters referring or relating to the GRM Services (the “GRM Representative”). The GRM Representative shall be available to CyberDefender during GRM’s normal business hours.  The initial GRM Representative shall be Boris Shimanovsky.  GRM may change its GRM Representative at any time upon prior written notice to CyberDefender.

(ii)           CyberDefender shall designate one (1) representative reasonably acceptable to GRM who shall serve as the primary point of contact for GRM in dealing with CyberDefender in matters referring or relating to the GRM Services (the “CyberDefender Representative”).  The CyberDefender Representative shall be responsible for issuing all consents or approvals and making all requests on behalf of CyberDefender. The initial CyberDefender Representative shall be Gary Guseinov.  CyberDefender may change its CyberDefender Representative at any time upon prior written notice to GRM.

(iii)           GRM and CyberDefender shall mutually determine all content and other creative aspects of the Commercials; provided, however, that GRM shall have final approval over the amounts of all costs and expenditures incurred by GRM in connection with the creation, development and/or production of the Commercials.  Until the Parties are able to mutually agree on the content of a particular Commercial, GRM shall have no obligation to produce, revise, edit and/or otherwise modify, as the case may be, such Commercial and/or manage and purchase media time for such Commercial.

1.4           Exclusivity.  During the Term, GRM shall be the exclusive provider for CyberDefender of all media purchasing and direct response production services comprising the GRM Services, and, except as provided in Section 1.1(i), CyberDefender shall not carry out such services on its own or obtain such services from any other Party without the prior written consent of GRM.

1.5           Board of Directors Seat.  From time to time during the Term, GRM shall have the right, upon prior written notice to CyberDefender, to cause CyberDefender’s Board of Directors to appoint a representative of GRM, as selected by GRM and reasonably acceptable to CyberDefender, to CyberDefender’s Board of Directors (the “GRM Director”), unless a Party has delivered a notice of termination pursuant to Section 5.2 prior to such date, in which case there shall be no GRM Director.  CyberDefender hereby acknowledges and agrees that it shall approve, execute, deliver and file, and shall cause its shareholders and Board of Directors, as the case may be, to approve, execute, deliver and file, any consents, amendments, filings, or other agreements or documents necessary to cause the GRM Director to be appointed to CyberDefender’s Board of Directors as provided above.  CyberDefender hereby acknowledges and agrees that the GRM Director (or any successor GRM Director designated by GRM in its sole discretion) shall, subject to and in accordance with CyberDefender’s articles of incorporation, bylaws and applicable law or regulation, continue to serve on CyberDefender’s Board of Directors throughout the Term and thereafter so long as, and only so long as, GRM owns Common Stock, no par value, of CyberDefender (“Common Stock”), or holds warrants which grant GRM the right to purchase Common Stock of CyberDefender (whether vested or unvested), which collectively constitute at least five percent (5%) of CyberDefender’s issued and outstanding Common Stock on a fully diluted basis.  CyberDefender agrees to enter into an indemnification agreement with the GRM Director on terms reasonably satisfactory to GRM indemnifying the GRM Director for any losses, damages or other expenses incurred by the GRM Director relating to or arising out of the GRM Director’s performance of services as a member of CyberDefender’s Board of Directors.

1.6           Board of Directors Observer.  At any time when there is no GRM Director on the Board of Directors of CyberDefender as provided in Section 1.5, so long as GRM owns Common Stock, or holds warrants which grant GRM the right to purchase Common Stock of CyberDefender (whether vested or unvested), which collectively constitute at least five percent (5%) of CyberDefender’s issued and outstanding Common Stock on a fully diluted basis, GRM shall have the right to appoint one (1) Board of Directors observer (the “Observer”) upon written notice to CyberDefender, which Observer shall be selected in GRM’s sole discretion.  GRM may change the Observer for any reason at any time upon written notice to CyberDefender.  CyberDefender shall invite the Observer to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give the Observer copies of all notices, minutes, consents and other materials that CyberDefender provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that the Observer shall agree to hold in confidence and trust all information so provided and provided further that CyberDefender reserves the right to withhold any information and to exclude the Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between CyberDefender and its counsel.

2.           Media Placement Costs; Payment Obligations.

2.1           Budgeted Media Placement Costs.  Not later than fifteen (15) days prior to the beginning of each month, CyberDefender shall deliver to GRM a budget which sets forth the aggregate maximum dollar amount that GRM shall expend on media placement (“Media Placement Costs”), for radio and television direct response advertising for the following month (the “Monthly Media Budget”); provided, however, that GRM shall have the option, in its sole discretion, to advance less than the amount of Media Placement Costs set forth in any Monthly Media Budget.  GRM shall not expend more than the Media Placement Costs set forth in any Monthly Media Budget, nor shall it expend more than four hundred thousand dollars ($400,000) in Media Placement Costs during the first ninety (90) days following the Effective Date, without CyberDefender’s prior written consent.

2.2           Reimbursement of Media Costs.  GRM shall deliver to CyberDefender weekly or monthly invoices, at GRM’s sole discretion, which set forth in reasonable detail (i) the amount of all actual out of-pocket Media Placement Costs incurred by GRM in connection with providing the GRM Services during such week or month, as the case may be (not to exceed the amount of the Media Placement Costs set forth in the applicable Monthly Media Budget without CyberDefender’s prior written consent) and (ii) an amount equal to two and one half percent (2.5%) (the “Overhead Expense Reimbursement Percentage”) of such Media Placement Costs, which represents CyberDefender’s allocable share of GRM’s overhead expenses incurred in connection with providing the GRM Services (collectively, the “Reimbursement Amount”).  CyberDefender shall pay the applicable Reimbursement Amount to GRM not later than thirty (30) days after its receipt of the applicable invoice.

2.3           Grant of Security Interest.  As security for CyberDefender’s prompt payment of all amounts due and performance of all obligations under this Agreement, CyberDefender hereby grants GRM a security interest and lien in and to the following (in each case as defined by the California Commercial Code, the “Collateral”), in all cases which are now owned or obtained in the future by CyberDefender or in which CyberDefender may now have an interest or may in the future have an interest:

(i)            the Special Deposit Account, including, without limitation, any settlement accounts and/or reserve accounts held in connection therewith, and any rights to receive credits or payments under any merchant services agreement or any other similar agreement relating to the Special Deposit Account, if applicable;

(ii)            all other accounts, contract rights and general intangibles, including, without limitation, all forms of and rights to payment, receivables, payment intangibles, goodwill, license rights, bailment or leasehold interests, whether as lessor or lessee, inventions, designs, trademarks, trade styles, trade names, trade secrets, patents, patent applications, copyrights, tax refunds, customer lists, business, and accounting records;

(iii)            all inventory, including, without limitation, all goods held for sale or lease, raw materials, work-in-process, finished goods, merchandise, of every kind and description, including, without limitation, inventory temporarily out of CyberDefender’s custody or possession and any returns or repossessions upon any sales or accounts;

(iv)            all equipment, including, without limitation, machinery, furniture, furnishings, fixtures, tools, parts, supplies and vehicles of every kind and description, and all additions and improvements thereto;

(v)            all documents, documents of title, cash, deposit accounts, instruments, money, letters of credit, investment property and chattel paper now owned by CyberDefender; and

(vi)            all proceeds, products, rents and leases of any of the foregoing, in any form, including, without limitation, proceeds of any insurance relating thereto, proceeds consisting of any of the above types of Collateral.

GRM shall be afforded all of the rights and remedies of a secured party under the California Commercial Code and all other applicable law.  GRM shall be entitled to take any actions GRM deems necessary, in its discretion, to perfect its security interest arising under this Agreement, including, without limitation, filing a UCC-1 Financing Statement that describes the Collateral as “all assets.”  CyberDefender shall cooperate fully and in good faith with all of GRM’s actions to perfect its security interest and CyberDefender shall prepare and execute such documents as GRM may reasonably request in order to effectuate the perfection of this security interest.

2.4           Creative Management Fee.  In addition to CyberDefender’s payment of any other amounts due hereunder, commencing as of the Effective Date, CyberDefender shall pay to GRM a monthly management fee equal to Seventy Five Thousand Dollars ($75,000), payable monthly in advance, not later than the first (1st) day of each month during the Term, which shall replace CyberDefender’s payment obligations under Section 2.4 of the Prior Agreement on and after the Effective Date; provided, however, that the amount of such monthly management fee in respect of any month (or portion thereof) in which media buying has been paused or suspended pursuant to Section 1.1(i) shall be decreased on a pro rata basis based on the number of days that media buying has been paused or suspended during such month.  Notwithstanding the foregoing, GRM hereby agrees to waive Fifty Thousand Dollars ($50,000) per month of such monthly management fee otherwise payable by CyberDefender to GRM pursuant to this Section 2.4 during the four (4) month period commencing as of June 1, 2011 and expiring on September 30, 2011 (the “Waiver Period”) so long as CyberDefender remains in compliance with all of its obligations under this Agreement and the Prior Agreement, including, without limitation, CyberDefender's payment obligations under this Agreement and the Prior Agreement (including CyberDefender's payment of the balance of the management fee pursuant to this Section 2.4 during the Waiver Period).

2.5           Payment of Production Costs.  CyberDefender shall either directly pay for, or reimburse GRM, at GRM’s option, for the payment of, all out-of-pocket costs incurred by GRM in connection with the creation, development, and/or production of any Commercials in connection with GRM’s performance of the GRM Services (collectively, “Production Costs”).  With respect to Production Costs paid by GRM on behalf of CyberDefender, GRM shall deliver to CyberDefender copies of monthly invoices which set forth in reasonable detail the amount of all such Production Costs incurred by GRM on CyberDefender’s behalf during the applicable month.  CyberDefender shall pay the amount of all such Production Costs incurred by GRM on CyberDefender’s behalf not later than fifteen (15) days after its receipt of the applicable invoice.

3.           Prior Warrants.  The Parties acknowledges that, pursuant to the terms and condition of the Prior Agreement, CyberDefender has issued to GRM those certain Warrants to Purchase Common Stock of CyberDefender Corporation, each dated May 6, 2009 (Certificate Numbers WC-195 and WC-196) and that certain Amended and Restated Warrant to Purchase Common Stock of CyberDefender Corporation, dated May 6, 2009 (Certificate Number WC-198) (collectively, the “Outstanding Warrants”).  CyberDefender acknowledges and agrees that (i) all rights of GRM to purchase shares of Common Stock of CyberDefender pursuant to the terms and conditions of the Outstanding Warrants are fully vested as of the Effective Date and (ii) notwithstanding the termination of the Prior Agreement in accordance with the terms and conditions hereof, the Warrants shall remain outstanding and in full force and effect from and after the Effective Date and shall not be deemed terminated, amended or otherwise modified by this Agreement.

4.           [Intentionally Omitted]

5.           Term/Termination; Breach of Payment Obligations.

5.1           Term.  Subject to any termination rights set forth herein, the term (the “Term”) of this Agreement shall commence upon the Effective Date and continue until December 31, 2013 unless earlier terminated in accordance with the provisions of this Agreement (the “Termination Date”).

5.2           Termination.  This Agreement may be terminated prior to the end of the Term under the following circumstances and as provided elsewhere herein:

(i)           By either Party, if the other Party breaches any provision of this Agreement or defaults in the performance of any obligation hereunder, unless such breach or default is cured within fifteen (15) business days following receipt of written notice thereof from the non-breaching Party; provided, however, that if such breach is not capable of being cured within fifteen (15) business days, the breaching Party shall have the right to cure such breach after the expiration of the fifteen (15) business day period so long as the breaching Party has commenced commercially reasonable efforts to cure such breach within such fifteen (15) business day period (except that in the event CyberDefender breaches its Payment Obligations three (3) times and timely cures such breaches, any subsequent breach of CyberDefender’s Payment Obligations shall not be subject to cure, and GRM shall have the right to immediately terminate this Agreement upon such subsequent breach).

(ii)           Immediately by either Party upon (a) the discontinuance, dissolution, liquidation and/or winding up of the other Party’s business or (b) the making, by the other Party, of any general assignment or arrangement for the benefit of creditors; the filing by or against the other Party of a petition to have it adjudged bankrupt under bankruptcy or insolvency laws, unless such petition shall be dismissed or discharged within sixty (60) days; the appointment of a trustee or receiver to take possession of all or substantially all of such Party’s assets, where possession is not restored to the appropriate party within thirty (30) days; or the attachment, execution or judicial seizure of all or substantially all of the other Party’s assets where attachment, execution or judicial seizure is not discharged within thirty (30) days.

(iii)           By GRM for any reason by giving CyberDefender written notice of the termination at least thirty (30) days prior to the effective date of termination.

(iv)           By GRM, upon written notice to CyberDefender upon any failure of CyberDefender to fulfill its obligations under the Prior Agreement which survive the termination thereof (including its outstanding payment obligations under the Prior Agreement), provided, however, that CyberDefender shall have fifteen (15) business days following receipt of such written notice to cure such breach or default.

5.3           Effect of Termination. Upon the expiration or earlier termination of this Agreement:

(i)           GRM shall immediately cease purchasing any additional media time on CyberDefender’s behalf and take commercially reasonable and appropriate action to cease all third party work in connection with the GRM Services.

(ii)           GRM shall deliver a final invoice which sets forth the amount of Media Placement Costs actually incurred by GRM from the date of the last invoice to the effective date of termination and any Media Placement Costs which GRM is contractually obligated to incur as of the Termination Date, and CyberDefender shall within fifteen (15) days thereafter pay to GRM all sums set forth in such invoice and any other sums due and owing GRM as of the effective date of termination.

(iii)           Each Party shall return or destroy (with a certificate of destruction to the other Party, if such other Party so requests) any and all Confidential Information of the other Party in its possession or control.

(iv)           GRM shall retain ownership of any and all intellectual property created, produced, developed, or otherwise acquired by GRM or any third parties acting on GRM’s behalf hereunder, relating to the GRM Services, including, without limitation, all rights related to the Commercials (“GRM Work Product”); provided, however, that GRM shall not use any trademarks or other intellectual property of CyberDefender which may be included in such GRM Work Product without CyberDefender’s prior written consent.  All rights granted by CyberDefender to GRM under this Agreement shall terminate effective as of the date of expiration or termination (other than GRM’s rights under Sections 2.3 and 3).  Except as otherwise provided in Section 7.2, upon the expiration or termination of this Agreement, CyberDefender shall have no right to use or otherwise exploit the GRM Work Product without GRM’s prior written consent, which consent GRM may withhold in its sole discretion.

5.4           Right of First Refusal.  CyberDefender agrees that in the event this Agreement is terminated by GRM prior to the expiration of the Term in accordance with Sections 5.2(i), (ii), (iv), or (v), if CyberDefender proposes to procure media purchasing services similar to the GRM Services from a third party (the “Third Party Services”) during the eighteen (18) month period following the Termination Date, then prior to engaging such third party to provide the Third Party Services, CyberDefender shall notify GRM in writing of the terms on which such third party has offered to provide the Third Party Services (the “ROFR Notice”).  For fifteen (15) days following GRM’s receipt of such notice, GRM shall have the option to elect to provide the Third Party Services to CyberDefender on the terms stated in the ROFR Notice.  If GRM elects to provide the Third Party Services to CyberDefender, then CyberDefender and GRM agree to enter into a written media services agreement with respect to such services.

5.5           Survival.  Sections 1.2(v), 1.5, 1.6, 2.3, 3, 5 through 13, 15, 17 through 19, 25 and 28 shall survive termination or expiration of this Agreement.

6.           Confidentiality.

6.1           General Obligations.  Each Party may disclose to the other certain confidential or proprietary information in connection with the performance of this Agreement, including without limitation, marketing proposals and plans, creative designs and concepts, trade secrets and know-how, customer lists, software, business plans, forecasts, financial documents, customer information, and other information which the disclosing Party has indicated to the receiving Party should be treated as confidential or which the receiving Party reasonably should know is otherwise subject to an expectation of privacy, and which when provided hereunder, should be treated as confidential (collectively, “Confidential Information”).  The terms of this Agreement shall not be considered Confidential Information and will be disclosed by CyberDefender in a Current Report on Form 8-K filed with the Securities and Exchange Commission following the execution hereof, to which this Agreement will be attached as an exhibit.  Each Party shall use the Confidential Information of the other solely to perform this Agreement, and all Confidential Information shall remain the sole property of the Party disclosing such information.  Each Party shall hold the Confidential Information in strict confidence and shall not make any disclosure of the Confidential Information to anyone without the express written consent of the other Party, except to employees, consultants, agents, independent contractors or other representatives to whom disclosure is necessary to the performance of this Agreement and who have executed a confidentiality agreement, or are otherwise bound by a similar duty of confidentiality.  Each Party shall use the same care as it uses to maintain the confidentiality of its Confidential Information of the same or similar nature, which shall in no event be less than reasonable care and no less than the level of care required by any applicable law.  Each Party acknowledges that the remedy at law for any breach or threatened breach of the provisions of this Section 6 shall be inadequate, and that each Party, in addition to any other remedy available to it, shall be entitled to obtain injunctive relief from a court of competent jurisdiction.  Neither Party shall have any obligation under this Agreement with respect to any Confidential Information disclosed to it which the Party can demonstrate was already known to it at the time of its receipt hereunder (other than as a result of prior disclosure by the other Party); is or becomes generally available to the public other than by means of the Party’s breach of its obligations under this Agreement; is independently obtained from a third party whose disclosure violates no duty of confidentiality; or is disclosed pursuant to applicable law or regulation or by operation of law, provided that the Party may disclose only such information as is legally required, and provided further that the Party shall provide reasonable notice to the other Party of such requirement and a reasonable opportunity to object to such disclosure.  A Party’s obligation to maintain the confidentiality of Confidential Information shall remain for so long as the information remains Confidential Information of the other Party.

7.           Ownership.

7.1           GRM Work Product.  All GRM Work Product shall be owned by GRM (subject to any licenses by third parties of intellectual property rights related thereto).  CyberDefender acknowledges that GRM shall own all right, title and interest in, to and under the GRM Work Product and that CyberDefender shall not acquire any proprietary rights therein.

7.2           License to GRM Work Product.  Subject to and in accordance with all of the terms and conditions of this Agreement, including, without limitation, the provisions of Section 7.4 and the right of GRM to use all GRM Work Product in connection with the GRM Services, GRM hereby grants to CyberDefender and its “Affiliates” (as defined below), an exclusive, worldwide, non-transferable (except to a permitted assignee of CyberDefender’s rights under this Agreement) royalty-free right and license during and following the Term of this Agreement (except as otherwise provided below) to copy, abridge, edit, translate, modify, perform, display, broadcast and distribute, through any and all mediums and channels of distribution, whether now know or hereinafter discovered, including without limitation, via broadcast, cable and satellite television, radio and via the Internet, any and all GRM Work Product solely in order to promote, market and advertise the CyberDefender Products.  GRM shall deliver the GRM Work Product to CyberDefender in such form or other media as is reasonable acceptable to CyberDefender at CyberDefender’s sole cost and expense.

7.3           License to CyberDefender Marks. Subject to and in accordance with all of the terms and conditions of this Agreement, CyberDefender hereby grants to GRM a non-exclusive, nontransferable (except to a permitted assignee of GRM’s rights under this Agreement), limited, royalty free license during the Term of this Agreement to utilize (i) CyberDefender’s trademarks, service marks and logos listed on Exhibit “A” attached hereto and made a part hereof (as may be updated by the Parties from time to time), (ii) the domain names, website addresses, websites and URL’s of the DR Websites (including any content thereof), and (iii) any trademarks, service marks and/or logos created by GRM on CyberDefender’s behalf in connection with the GRM Services (collectively, the “CyberDefender Marks”) in connection with GRM’s performance of the GRM Services.  Notwithstanding the foregoing, GRM shall not use or permit its employees, agents or representatives to use any of the CyberDefender Marks in a manner not in connection with GRM’s performance of the GRM Services without the prior written consent of CyberDefender. GRM acknowledges that CyberDefender owns all right, title and interest in, to and under the CyberDefender Marks and that GRM shall not acquire any proprietary rights therein. Any use by GRM and/or GRM’s employees, agents or representatives of the CyberDefender Marks and all goodwill associated therewith shall inure to the benefit of CyberDefender.

7.4           GRM Marks. CyberDefender acknowledges and agrees that it shall not use (i) the name of GRM or any of its members or Affiliates, or any derivations thereof, (ii) any trademarks, service marks or any other intellectual property of GRM or any of its members or Affiliates, or (iii) the names, images, likenesses, biographical information or other references to any principals of GRM or its Affiliates, without the prior written consent of GRM, except pursuant to CyberDefender’s disclosure obligations under applicable Federal securities laws.

7.5           Affiliate. As used in this Agreement, an “Affiliate” means an individual, corporation, limited liability company, partnership, trust or other entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, GRM or CyberDefender, as the case may be.

8.           Representations, Warranties and Covenants.

8.1           Both Parties.  Each Party represents and warrants to the other Party that: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization; (b) it has full power and authority to execute, deliver and perform its obligations under this Agreement; and (c) this Agreement is a valid and binding obligation of such Party and enforceable against such Party in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally.

8.2           CyberDefender.  CyberDefender represents, warrants, covenants and agrees, as follows:

(i)           it has not entered into any oral or written contract or negotiations with any third party which would impair the rights granted to GRM under this Agreement, or limit the effectiveness of this Agreement, nor is it aware of any claims or actions which may limit or impair any of the rights granted to GRM hereunder;

(ii)           all trademarks, logos, copyrights, materials and work product provided by CyberDefender to GRM or otherwise used by CyberDefender in connection with the Media Campaign (which is not created or provided by GRM under this Agreement) are owned by, and/or exclusively licensed to CyberDefender and do not infringe or violate any copyrights, trademarks, trade secrets, patents or other proprietary rights of any kind belonging to any third party or violate any right of privacy, right to publicity, misappropriate anyone’s name or likeness or contain any defamatory, obscene or illegal material;

(iii)           it has received all necessary rights and releases from third parties regarding any materials provided by CyberDefender hereunder so that GRM may use such materials, in whole or in part, in connection with the advertising, marketing and, promotion of the CyberDefender Products, and in the publishing, airing and broadcast, as the case may be, of the Advertisements;

(iv)           [intentionally omitted];

(v)           the execution of this Agreement does not and will not conflict with or result in (A) a violation of any provision of the charter, bylaws or similar organizational documents of CyberDefender or any law applicable to CyberDefender, or (B) a breach of CyberDefender’s obligations under, any agreement, order, judgment or decree to which CyberDefender is a party or by which it is bound; and

(vi)           it is now and will continue throughout the Term to be in full compliance with all local, state, and federal laws, rules and regulations applicable to its business and the advertising, marketing, sale and distribution of the CyberDefender Products, including without limitation, those of the Federal Telephone Consumer Protection Act (TCPA), the Federal Consumer Fraud and Abuse Prevention Act, Federal Trade Commission, the Federal Communications Commission, Payment Card Industry Data Security Standards, as such may be amended from time to time, and any other state or federal regulatory agency that has jurisdiction over CyberDefender’s business activities.

8.3           GRM.  GRM represents, warrants, covenants and agrees, as follows:

(i)           it has not entered into any oral or written contract or negotiations with any third party which would limit the effectiveness of this Agreement, nor is it aware of any claims or actions which may limit the effectiveness of this Agreement;

(ii)           all trademarks, logos, copyrights, included with the GRM Work Product (other than those related to CyberDefender),  and other related intellectual property rights used in the GRM Work Product are owned by, and/or exclusively licensed to, GRM; and

(iii)           it has received all necessary rights and releases from third parties regarding the GRM Work Product (other than those related to CyberDefender).

9.           Insurance.

9.1           Types and Amounts. CyberDefender shall obtain and maintain throughout the Term the following insurance coverage:

(i)           Commercial General liability insurance with a limit of not less than $5 million per claim/$5 million annual aggregate.

(ii)           Director’s and Officer’s insurance with a limit of not less than $5 million per claim/$5 million annual aggregate.

(iii)           Errors and Omissions/Professional Liability including Media Liability insurance with a limit of not less than $5 million per claim/$5 million annual aggregate.

(iv)           Cyberliability insurance with a limit of not less than $5 million per claim/$5 million annual aggregate.

9.2           Policy Requirements.  The insurance companies providing such insurance required under this Section 9 must have an A.M. Best rating of A-VII or better and be licensed or authorized to conduct business in all 50 of the United States. GRM shall have the right to require CyberDefender to obtain the insurance required under this Section 9 from another insurance carrier in the event GRM determines that CyberDefender’s then current insurance carrier does not have an A.M. Best rating of A-VII or better or is not licensed or authorized to conduct business in all states in which CyberDefender does business.  CyberDefender shall name GRM as an additional insured on such insurance policies.  CyberDefender shall provide to GRM within ten (10) business days after the Effective Date evidence of all insurance required hereunder, and thereafter at any time any insurance policy covered in this Section 9 is renewed, or upon request by GRM, during the Term.  The provisions of Section 9 shall not be deemed to limit the liability of CyberDefender hereunder, or limit any rights that GRM may have including, without limitation, rights of indemnity or contribution.

10.           Indemnification.

10.1           CyberDefender.  CyberDefender shall indemnify, defend and hold harmless GRM, and its members and Affiliates, and their respective officers, directors, employees and agents from and against any and all third party losses, damages, injuries, causes of action, claims, demands, expenses (including reasonable legal fees and expenses), regardless of nature or type of claim, whether based upon tort, breach of contract, or other third party claims, if and to the extent arising out of, resulting from, or related to (i) any act, omission, or default in the performance of obligations of CyberDefender pursuant to this Agreement or breach of any covenant, agreement, representation or warranty by CyberDefender under this Agreement; (ii) any materials provided by CyberDefender or its employees, agents or representatives and used by GRM in any of the GRM Work Product; (iii) any third party claims relating to the CyberDefender Products or services rendered hereunder, including but not limited to the infringement or alleged infringement of the proprietary rights or intellectual property rights of any third party relating to the CyberDefender Products; or (iv) any claims or actions arising or resulting from the marketing, sale, distribution, or use of the CyberDefender Products including, without limitation, claims or actions relating to any governmental or regulatory investigations, inquiries, and actions.

10.2           GRM.  GRM shall indemnify, defend and hold harmless CyberDefender and its Affiliates and their respective officers, managers, members, employees and agents from and against any and all third-Party losses, damages, injuries, causes of action, claims, demands and expenses (including reasonable legal fees and expenses), regardless of nature or type of claim, whether based upon tort, breach of contract, or other third party claims, if and to the extent arising out of, resulting from, or related to (i) any act, omission, or default in the performance of the obligations of GRM pursuant to this Agreement or breach of any covenant, agreement, representation or warranty by GRM under this Agreement; or (ii) any materials created or provided by, and used by, GRM in providing the GRM Services, including without limitation, the GRM Work Product.

10.3           Indemnification Procedures. In the event of a claim for indemnification based on a third-Party claim, the Party seeking indemnification agrees to: (i) promptly notify the indemnifying Party of any matters in respect of which the indemnity may apply and of which the indemnified Party has knowledge; provided that any failure by the Party seeking indemnification to provide prompt notice shall not excuse the indemnifying Party of its indemnification obligation hereunder unless, and solely to the extent that, a court determines that such failure materially prejudices the indemnifying Party’s ability to defend or settle any such claim; (ii) give the indemnifying Party full opportunity to control the response thereto and the defense thereof, including any agreement relating to the settlement thereof, provided that the indemnifying Party shall not settle any such claim or action without the prior written consent of the indemnified Party; and (iii) cooperate with the indemnifying Party, at the indemnifying Party’s cost and expense, in the defense or settlement thereof. The indemnified Party may participate, at its own expense, in such defense and in any settlement discussions directly or through counsel of its choice on a monitoring, non-controlling basis. In the event the indemnifying Party does not assume control of the response and defense of a claim pursuant to clause (ii) of this Section 10.3, the indemnified Party shall have the right to assume control of the defense of such claim at the expense of the indemnifying Party.

10.4           Limitation of Liability.  Under no circumstances shall the liability of GRM or its members and Affiliates, and their respective officers, directors, employees and agents hereunder exceed, in the aggregate, an amount equal to the sum of (i) the aggregate amount which GRM has actually received under Section 2.2(ii) as reimbursement for CyberDefender’s allocable share of GRM’s overhead expenses incurred in connection with providing the GRM Services, (ii) all Royalty payments actually received by GRM, and (iii) (A) the amount, if any, by which the average closing price (as reported by Bloomberg LP) for one (1) share of Common Stock of CyberDefender for the last five (5) trading days immediately prior to the date such liability arises exceeds the exercise price set forth in the Outstanding Warrants (as adjusted for any splits, subdivisions or combinations of shares) multiplied by (B) the total number of vested shares of Common Stock of CyberDefender under such warrants as of such date; provided that such limitation shall not apply in the case of GRM’s gross negligence or willful misconduct.

11.           No Consequential Damages. In no event shall either Party be liable to the other, whether in contract, tort (including negligence), warranty or otherwise, for any indirect, incidental, special, consequential, exemplary or punitive damages (including, without limitation, damages for loss of profits) arising out of or relating to this agreement. The limitations of liability in this Section 11 shall not apply to a Party’s gross negligence or willful misconduct.

12.           Use of Media Agencies.  CyberDefender acknowledges and agrees that, except with the prior written consent of GRM, which consent GRM may withhold in its sole discretion, during the Term, CyberDefender shall not contract with, hire or otherwise use, and shall cause its Affiliates not to contract with, hire or otherwise use, any foreign or domestic creative design or media planning or purchasing agencies (each, a “Media Purchasing Agency”) in connection with CyberDefender’s advertising, marketing, or sale of the CyberDefender Products if GRM has contracted with, hired or otherwise used such Media Purchasing Agency in connection with its performance of the GRM Services.  It is the intention of the Parties that the provisions of this Section 12 be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought.  CyberDefender acknowledges that the limitations of time and scope of activity agreed to in this Section 12 are reasonable and necessary to protect the legitimate business interests of GRM.

13.           Equitable Relief.  CyberDefender recognizes, acknowledges and agrees that any remedy at law for CyberDefender’s breach of the provisions of Sections 1.4 or 12 would be inadequate.  Accordingly, CyberDefender agrees that if it breaches, or threatens to breach, any provision of Sections 1.4 or 12, GRM will have available, in addition to any other right or remedy otherwise available, the right to preliminary and permanent injunctive relief and other equitable relief to prevent or curtail any such breach or threatened breach and to specific performance of any covenant contained herein, in each case without the proof of actual damage or any bond or similar security being posted, in order that the breach or threatened breach of such provisions may be effectively restrained.  CyberDefender further agrees that it will not assert as a claim or defense in any action or proceeding to enforce any provision hereof that GRM has or had an adequate remedy at law.  No specification in this Section 13 of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuit of other legal or equitable remedies in the event of a breach or threatened breach of Sections 1.4 or 12.

14. Complete Agreement; Amendment.  This Agreement (i) shall become effective only upon execution by both Parties, (ii) is, together with the Exhibits attached hereto, the entire agreement between the Parties regarding he subject matter hereof, and (iii) supersedes all prior and contemporaneous oral and written understandings and agreements pertaining thereto, including, without limitation, the Prior Agreement; provided that CyberDefender’s obligations under the Prior Agreement shall continue until fully performed in accordance with past practice.  No amendment hereto shall be effective unless in writing and executed by the Parties’ authorized representatives.

15.           Termination of Prior Agreement.  The Parties hereby agree that the Prior Agreement shall terminate and be of no further force and effect as of the Effective Date and all obligations of the Parties under the Prior Agreement shall terminate as of the Effective Date except for (i) those obligations of the Parties that expressly survive the termination of the Prior Agreement and (ii) CyberDefender’s obligation to pay to GRM any amounts owing to GRM under the Prior Agreement which have accrued on or prior to the termination thereof.  The Parties further agree that all advancements of Media Placement Costs made by GRM on CyberDefender's behalf after the Effective Date shall be deemed to have been made pursuant to this Agreement.  The Parties acknowledge and agree that, since GRM will continue to provide the GRM Services to CyberDefender on the terms and conditions set forth herein, each Party waives the delivery requirements set forth in Section 5.3(iii) of the Prior Agreement, and acknowledges and agrees that any “Confidential Information” disclosed by either Party to the other Party under the Prior Agreement shall become Confidential Information that is subject to the terms and conditions of this Agreement.

16.           Assignments. Neither Party shall have the right to assign this Agreement or any rights or obligations hereunder, in whole or in part, without the prior written consent of the other Party; provided that either Party may assign its rights and obligations hereunder by operation of law in a merger or pursuant to a share exchange involving the transfer of more than fifty percent (50%) of the outstanding voting power of such Party or in connection with the sale of all or substantially all of such Party’s assets.

17.           Notice. Any notice, request, payment or other communication under this Agreement shall be in writing and shall be given or made by physical delivery, confirmed facsimile, overnight carrier (e.g., Federal Express) or by U.S. mail, registered or certified mail (postage prepaid, return receipt requested, as applicable) addressed to the appropriate Party. All such notices shall be addressed as follows (provided that a Party’s inadvertent failure to comply with the provisions of this Section 17 shall not be deemed a breach of this Agreement):

If to GRM:	GR Match, LLC c/o Guthy-Renker LLC 3340 Ocean Park Boulevard, Suite 3000 Santa Monica, CA 90405 Fax: 310-581-3443 Attention: Business Affairs

With a copy to:	Guthy-Renker LLC 3340 Ocean Park Boulevard, Suite 3000 Santa Monica, CA 90405 Fax: 310-581-3443 Attention: General Counsel

If to CyberDefender:	CyberDefender Corporation 617 West 7th Street, Suite 1000 Los Angeles, CA 90017 Fax: 213-689-8639 Attn: Gary Guseinov

With a copy to:	Richardson & Patel, LLP 10900 Wilshire Blvd. Suite 500 Los Angeles, CA 90024 Fax: 310-208-1154 Attn: Kevin Friedmann, Esq.

18.           Applicable Law. This Agreement shall be governed by and construed under the laws of the State of California, without giving effect to its conflict of laws principles.

19.           Dispute Resolution.  Except as otherwise provided in this Agreement, CyberDefender and GRM will attempt in good faith to resolve through negotiation any dispute, claim or controversy arising out of or relating to this Agreement.  Either Party may initiate negotiations of any dispute by providing written notice to the other Party, setting forth the subject of the dispute.  The recipient of such notice will respond in writing within ten (10) calendar days with a statement of its position on and recommended solution to the dispute.  If the dispute is not resolved by this exchange of correspondence, then representatives of each Party with full settlement authority will meet at a mutually agreeable time and place within thirty (30) calendar days of the date of the initial notice in order to exchange relevant information and perspectives, and to attempt to resolve the dispute.  If the dispute is not resolved by these negotiations, the matter will be submitted for mediation administered by the American Arbitration Association (“AAA”) unless otherwise agreed to by the Parties in writing.  The Parties shall share any fees or expenses of the mediator.  If the matter is not resolved through mediation, then the Parties shall be free to avail themselves of any and all legal remedies; provided that any legal action brought under this Agreement shall be brought in the state or Federal courts located in the City of Los Angeles, California.  The prevailing Party in any such action shall be entitled to reimbursement of reasonable attorneys’ fees and costs.

20.           Titles. Titles of the Sections hereof are for reference only, and are not a part of nor to be used in construction of the terms and conditions this Agreement.

21.           Severability.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

22.           Independent; No Joint Venture.  GRM and CyberDefender agree that the relationship between them is that of independent contractors, and not as joint venturers or partners.  This Agreement is not intended to create any joint venture or partnership arrangement between the Parties.  Each Party shall be responsible for the timely payment of all taxes and all withholdings, deductions and payments required by law with respect to its own operations and income and shall indemnify and hold the other Party harmless with respect to any loss with respect to such taxes, withholdings, deductions and payments.

23.           Survival. The representations, warranties, and indemnifications given by the Parties hereunder shall survive the expiration or termination of this Agreement.

24.           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all such counterparts taken together shall constitute one and the same Agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic delivery in PDF format shall be as effective as delivery of a manually executed counterpart of this Agreement and shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

25.           Further Assurances.  Each Party shall execute and deliver, or cause to be executed and delivered, such additional or supplemental certificates, instruments and documents, and take such other action as reasonably may be required to more effectively carry out the intention of the Parties and facilitate the performance of this Agreement.

26.           Public Announcement.  Neither Party shall issue any press release or public announcement relating to the subject matter or terms of this Agreement or disclose that the Parties have entered into a business relationship, without the prior written consent of the other Party; provided, however, CyberDefender shall duly file with the Securities and Exchange Commission a Current Report on Form 8-K disclosing this Agreement and attaching it as an exhibit thereto.  The Parties hereto shall use commercially reasonable efforts to develop a joint communications plan with respect to the subject matter of this Agreement and each Party shall use its commercially reasonable efforts to ensure that all press releases and other public statements with respect to the subject matter of this Agreement shall be consistent with such joint communications plan.

27.           Approvals.  To the extent a Party makes any written request of the other Party to approve or consent to any actions under this Agreement which require approval hereunder, the Party receiving such request agrees to respond in writing to such request within five (5) business days.  Failure of a Party to timely respond shall be deemed an approval of such request.

28.           Waiver. No failure to exercise and no delay in exercising on the part of either of the Parties, any right, power or privilege under this Agreement shall operate as a waiver of it, nor shall any single or partial exercise of any other right, power or privilege preclude any other or further exercise of it or the exercise of any other right, power or privilege.

(Signature page(s) follow(s))

IN WITNESS WHEREOF, the Parties’ respective authorized representatives have signed this Media and Marketing Services Agreement to be effective as of the Effective Date.

GR Match, LLC, a Delaware limited liability company

By:	/s/
Name
Title

CyberDefender Corporation, a Delaware corporation

By:	/s/
Name
Title

EXHIBIT A

Registered Marks

Mark	Registration No.	Registration Date
CYBERDEFENDER	3217137	March 13, 2007
MAXMYSPEED	3971284	May 31, 2011
MYCLEANPC	3952243	April 26, 2011
DOUBLEMYSPEED	3939546	April 5, 2011

Pending Applications

Mark	Serial No.	Filing Date
MAX MY SPEED.COM	85210292	January 4, 2011
USTECHSUPPORT	85078347	July 6, 2010
CYBERDEFENDER X-RAY	77932889	February 10, 2010